Exhibit 99.2

March 14, 2012

This presentation is made in conjunction with the fourth quarter 2011 conference call which contains forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as anticipate, believe, could, estimate, expect, intend, may, plan, should, will, would or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this presentation speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2 Forward-looking statements disclaimer

Table 1 – Fourth Quarter 2011 Income Statement 2011 2010 2011 2010 Revenue 468,547 $ 450,157 $ 1,815,514 $ 1,752,042 $ Cost of revenue (507,913) (390,265) (1,735,826) (1,552,866) Gross profit (loss) (39,366) 59,892 79,688 199,176 Selling, general and administrative expenses (36,228) (33,097) (132,386) (133,184) Impairment of goodwill (174,000) - (174,000) (35,000) Equity in income of unconsolidated joint ventures 1,108 2,955 11,103 13,120 Income (loss) from operations (248,486) 29,750 (215,595) 44,112 Interest expense (18,564) (19,114) (73,414) (71,487) Other income, net 23,137 5,716 58,215 36,659 Income (loss) before income taxes and noncontrolling interests (243,913) 16,352 (230,794) 9,284 Income tax benefit (expense) 41,659 (9,127) 37,145 (29,204) Net income (loss) (202,254) 7,225 (193,649) (19,920) Less: Net income attributable to noncontrolling interests (512) (893) (2,532) (2,081) Net income (loss) attributable to Energy Solutions (202,766) $ 6,332 $ (196,181) $ (22,001) $ Net income (loss) attributable to Energy Solutions per share: Basic (2.28) $ 0.07 $ (2.21) $ (0.25) $ Diluted (2.28) $ 0.07 $ (2.21) $ (0.25) $ Number of shares used in per share calculations: Basic 88,948,098 88,696,712 88,818,971 88,537,844 Diluted 88,948,098 88,696,712 88,818,971 88,537,844 Quarter Ended December 31, CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (dollars in thousands, except per share amounts) Year Ended December 31,

Table 2 – 2011 Balance Sheet ASSETS December 31, 2011 December 31, 2010 Current assets: Cash and cash equivalents 77,213 $ 60,192 $ Accounts receivable, net of allowance for doubtful accounts 302,203 294,972 Nuclear decommissioning trust fund investments 174,270 110,328 Other current assets 281,822 220,116 Total current assets 835,508 685,608 Property, plant & equipment, net 131,460 122,649 Goodwill 306,358 480,398 Other intangible assets,net 260,879 283,500 Nuclear decommissioning trust fund investments 523,326 694,754 Restricted cash and decontamination and decommissioning deposits 332,918 338,408 Deferred Costs 465,577 650,270 Other noncurrent assets 164,758 169,912 Total assets 3,020,784 $ 3,425,499 $ LIABILITIES & STOCKHOLDERS' EQUITY Current liabilities: Current portion of long-term debt - $ 5,600 $ Accounts payable 140,951 101,229 Accrued expenses and other current liabilities 216,698 197,034 Facility and equipment decontamination and decommissioning liabilities 160,520 110,328 Unearned revenue, current portion 173,112 117,802 Total current liabilities 691,281 531,993 Long-term debt, less current portion 812,734 834,560 Facility and equipment decontamination and decommissioning liabilities 603,381 711,419 Unearned revenue 469,497 654,643 Other noncurrent liabilities 158,634 214,346 Total liabilities 2,735,527 2,946,961 Energy Solutions stockholders' equity 284,546 475,636 Noncontrolling interests 711 2,902 Total stockholders' equity 285,257 478,538 Total liabilities and stockholders' equity 3,020,784 $ 3,425,499 $ ENERGYSOLUTIONS , INC. CONDENSED CONSOLIDATED BALANCE SHEETS (dollars in thousands)

Table 3 – Fourth Quarter 2011 Cash Flow Statement 2011 2010 Cash Provided by Operating Activities 80,391 $ 94,999 $ Investing Activities Purchases of property, plant and equipment (28,585) (17,034) Purchase and sale of investments in nuclear decommissioning trust fund 4,496 55 Acquisition of noncontrolling interest in subsidiaries (2,486) - Purchases of intangible assets (610) (1,184) Proceeds from sale of property, plant and equipment 236 215 Cash Used in Investing Activities (26,949) (17,948) Financing Activities Repayments of long-term debt (30,200) (2,800) Net borrowings under revolving credit facility - (5,000) Dividends to stockholders - (6,638) Other items (4,958) (18,620) Cash Used in Financing Activities (35,158) (33,058) Effect of Exchange Rate on Cash (1,263) 286 Increase in Cash and Cash Equivalents 17,021 $ 44,279 $ Amortization of Intangible Assets 26,032 $ 25,686 $ Depreciation 22,343 $ 20,534 $ ENERGYSOLUTIONS , INC. Year Ended December 31, (dollars in thousands) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

Table 4 – GAAP to Non-GAAP Reconciliation

ENERGYSOLUTIONS

ENERGY*SOLUTIONS*, INC.
GAAP to Non-GAAP Reconciliation
(dollars in thousands, except per share amounts)

	Quarter Ended December 31, 2011	Quarter Ended December 31, 2010	Year Ended December 31, 2011	Year Ended December 31, 2010
Reconciliation of net income (loss) attributable to Energy*Solutions* to EBITDA:				
Net income (loss) attributable to EnergySolutions	$ (202,766)	$ 6,332	$ (196,181)	$ (22,001)
Interest expense	18,564	19,114	73,414	71,487
Interest rate swap loss (gain)	-	(545)	-	(1,636)
Income tax expense (benefit)	(41,659)	9,127	(37,145)	29,204
Depreciation expense	6,353	6,008	22,343	20,534
Impairment of goodwill	174,000	-	174,000	35,000
Amortization of intangible assets	6,406	6,459	26,032	25,686
EBITDA	$ (39,102)	$ 46,495	$ 62,463	$ 158,274
Accretion expense	8,375	7,565	32,319	8,226
ARO estimate adjustments	94,860	4,785	94,860	4,785
Nuclear decommissioning trust fund earnings, net	(21,652)	(4,960)	(52,965)	(33,913)
Equity-based compensation	1,733	2,276	9,975	10,308
Adjusted EBITDA	$ 44,214	$ 56,161	$ 146,652	$ 147,680
Reconciliation of gross profit to adjusted gross profit and to adjusted income from operations				
Gross profit (loss)	(39,366)	59,892	79,688	199,176
Accretion and ARO estimate adjustments	103,235	12,350	127,179	13,011
Adjusted gross profit	$ 63,869	$ 72,242	$ 206,867	$ 212,187
Operating expenses	(35,120)	(30,142)	(121,283)	(120,064)
Adjusted income from operations	$ 28,749	$ 42,100	$ 85,584	$ 92,123
Interest expense	(18,564)	(19,114)	(73,414)	(71,487)
Other income	23,137	5,716	58,215	36,659
Impairment of goodwill	(174,000)	-	(174,000)	(35,000)
Accretion and ARO estimate adjustments	103,235	(12,350)	127,179	(13,011)
Income (loss) before income taxes and noncontrolling interests	$ (37,443)	$ 16,352	$ 23,564	$ 9,284
Reconciliation of net income (loss) attributable to Energy*Solutions* to net income (loss) attributable to Energy*Solutions* before the impact of amortization of intangible assets:				
Net income (loss) attributable to EnergySolutions	$ (202,766)	$ 6,332	$ (196,181)	$ (22,001)
Amortization of intangible assets	6,406	6,459	26,032	25,686
Income tax expense related to amortization of intangible assets (1)	(2,242)	(1,354)	(9,111)	(4,499)
Net income (loss) attributable to Energy*Solutions* before the impact of amortization of intangible assets	$ (198,602)	$ 11,437	$ (179,260)	$ (814)
Net income (loss) attributable to Energy*Solutions* before the impact of amortization of intangible assets per share:				
Basic	$ (2.23)	$ 0.13	$ (2.02)	$ (0.01)
Diluted	$ (2.23)	$ 0.13	$ (2.02)	$ (0.01)
Number of shares used in per share calculations:				
Basic	88,948,098	88,696,712	88,818,971	88,537,844
Diluted	88,948,098	88,696,712	88,818,971	88,537,844

(1) 2011 figure calculated using an assumed 35% tax rate

Table 4 - Continued The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization. The Company defines Adjusted EBITDA as EBITDA plus non-cash equity compensation expense and, non-cash accretion expense, plus or minus nuclear decommissioning trust fund gains or losses net of management fees. Beginning in 2011, we have included the changes in ARO cost estimates for the Zion Project as an adjustment to EBITDA to remove certain effects of ARO accounting from this measure. We have also included the corresponding Zion project ARO cost estimate changes for 2010 for presentation purposes. The Company uses EBITDA and Adjusted EBITDA as key indicators of its operating performance and for planning and forecasting future business operations. EBITDA and Adjusted EBITDA, as presented in this release, are supplemental measures of the Company's performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). They are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company's liquidity. The Company's measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA and Adjusted EBITDA in this release because they are used by management to measure operating performance and because the Company believes that such information is often used by certain investors as measures of a company’s historical performance and for modeling. EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company's operating results or cash flows as reported under GAAP. Some of these limitations are: • They do not reflect the Company's cash flows, cash expenditures, or future requirements for capital expenditures or contractual commitments; • They do not reflect changes in, or cash requirements for, the Company's working capital needs; • They do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company's debt; • Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; • They are not adjusted for all non-cash income or expense items that are reflected in the Company's statements of cash flows; and • Other companies in the Company's industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes. The Company defines Adjusted Gross Profit as gross profit plus accretion expense. The Company defines Adjusted Income from Operations as Adjusted Gross Profit less operating expenses. The Company uses Adjusted Gross Profit and Adjusted Income from Operations as indicators of its operating performance and for planning and forecasting future business operations. Adjusted Gross Profit and Adjusted Income from Operations, as presented in this release, are supplemental measures of the Company's performance that are not required by, or presented in accordance with, GAAP. They are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to gross profit or any other performance measures derived in accordance with GAAP. The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense. These non - GAAP measures may be useful to investors seeking to compare the Company's operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company's business than GAAP measures alone. These measures should not be considered as substitutes for net income attributable to EnergySolutions, as determined in accordance with GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company's results as reported under GAAP .

Table 5 – Fourth Quarter 2011 Segment Information For the Quarter Year Ended December 31, 2011 2010 2011 2010 Revenue Government Group 56,933 $ 80,235 $ 242,418 $ 343,063 $ Global Commercial Group Commercial Services 59,268 36,834 200,670 121,112 LP&D 65,650 76,892 247,084 267,372 International 286,696 256,196 1,125,342 1,020,495 Total Revenue 468,547 $ 450,157 $ 1,815,514 $ 1,752,042 $ Gross Profit (Loss) Government Group 8,434 $ 7,915 $ 25,189 $ 32,042 $ Global Commercial Group Commercial Services (85,988) (3,131) (78,962) 7,706 LP&D 22,159 32,357 75,969 98,396 International Operations 16,029 22,753 57,492 61,032 Total Gross Profit (Loss) (39,366) $ 59,894 $ 79,688 $ 199,176 $ Income (Loss) from Operations Government Group 5,508 $ 3,514 $ 11,239 $ 15,091 $ Global Commercial Group (59,678) 41,381 4,832 127,716 Group Operating Income (Loss) (54,170) 44,895 16,071 142,807 Corporate selling, general and administrative expenses (21,424) (18,101) (68,769) (76,815) Impairment of goodwill (174,000) - (174,000) (35,000) Equity in income of unconsolidated joint ventures 1,108 2,955 11,103 13,120 Total Income (Loss) from Operations (248,486) $ 29,749 $ (215,595) $ 44,112 $ Quarter Ended December 31, ENERGY SOLUTIONS , INC. REPORTING SEGMENT INFORMATION (UNAUDITED) (dollars in thousands)

Table 6 - Risk Mitigation of Zion Project Estimated % of Total Cost % Completed or Committed Spent Fuel Work 20% 77% D&D Work 75% 30% Site Restoration 5% 4% Total 100% 36%

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